EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Second Quarter 2012 Results & Announces Plan to Relocate Headquarters to San Diego

8.0% Increase in Same-Center Net Operating Income

7.7% Increase in Common Cash Dividend

Reaffirms 2012 FFO Guidance

WHITE PLAINS, N.Y., Aug. 2, 2012 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the quarter ended June 30, 2012.

HIGHLIGHTS

  Net income of $4.4 million, or $0.09 per diluted share for 2Q'12
  Funds From Operation (FFO) of $12.0 million, or $0.24 per diluted share (1) for 2Q'12
  $134.3 million of shopping center investments completed year to date
  8.0% increase in same-center cash net operating income (2Q'12 vs. 2Q'11)
  92.8% portfolio occupancy at 6/30/12
  284,000 square feet of leases executed in 2Q'12 (new and renewed)
  26.5% debt-to-total market capitalization ratio at 6/30/12
  Quarterly cash dividend of $0.14 per share of common stock declared (7.7% increase)

(1) See the end of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp., stated, "During the first six months of 2012, we continued broadening our portfolio through acquisitions, along with achieving strong operating, leasing and financial results. Year to date, we have acquired approximately $134.3 million of quality grocery and drug-store anchored shopping centers, including $48.7 million acquired during the second quarter. Additionally, we again posted solid property operating results, including achieving an 8.0% increase in same-center net operating income and leasing 284,000 square feet of space during the second quarter, increasing occupancy to 92.8%." Tanz continued, "We are heading into the second half of the year with excellent momentum and remain on track to achieve our stated objectives for the year."

FINANCIAL SUMMARY

For the three months ended June 30, 2012, net income attributable to common stockholders was $4.4 million, or $0.09 per diluted share. FFO for the second quarter 2012 was $12.0 million, or $0.24 per diluted share. For the six months ended June 30, 2012, net income was $5.6 million, or $0.11 per diluted share. FFO for the first six months of 2012 was $20.4 million, or $0.41 per diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

At June 30, 2012, ROIC had a total market capitalization of $888.0 million, including $234.9 million of debt outstanding, equating to a 26.5% debt-to-total market cap ratio. At June 30, 2012, 89.7% of ROIC's debt was at fixed interest rates and the Company had $64.0 million outstanding on its $175.0 million unsecured credit facility. At June 30, 2012, 90.9% of ROIC's portfolio was unencumbered based on gross leasable area.

INVESTMENT SUMMARY

During the second quarter 2012, ROIC acquired four shopping centers in separate transactions totaling $48.7 million. ROIC funded the acquisitions with $10.8 million in cash and borrowings totaling $37.9 million on its unsecured credit facility. Subsequent to the end of the second quarter, ROIC acquired three shopping centers in separate transactions totaling $40.3 million, funded with borrowings on its unsecured credit facility. Year-to-date, ROIC has acquired nine shopping centers totaling $134.3 million.

Green Valley Station

In April 2012, ROIC acquired a mortgage note for $8.3 million secured by Green Valley Station. In June 2012, ROIC acquired the shopping center, pursuant to a conveyance-in-lieu of foreclosure agreement. Green Valley Station is approximately 52,000 square feet and is anchored by CVS Pharmacy. The property is located in Cameron Park, California, within the Sacramento metropolitan area and is currently 70.0% leased.

Aurora Square

In May 2012, ROIC acquired Aurora Square for $4.2 million. The shopping center is approximately 38,000 square feet and is anchored by Central Market, a regional grocery store. The property is located in Shoreline, Washington, within the Seattle metropolitan area and is currently 100.0% leased.

Marlin Cove

In May 2012, ROIC acquired Marlin Cove for $17.4 million. The shopping center is approximately 75,000 square feet and is anchored by 99 Ranch Supermarket, a regional grocery store. The property is located in Foster City, California, within the San Francisco metropolitan area and is currently 80.0% leased.

Seabridge Marketplace

In May 2012, ROIC acquired a mortgage note for $18.8 million secured by Seabridge Marketplace. In May 2012, ROIC acquired the property, pursuant to a conveyance-in-lieu of foreclosure agreement. Seabridge Marketplace is approximately 92,000 square feet and is anchored by Vons Supermarket. The property is part of an award-winning master planned community, Seabridge Marina, located in Oxnard, California, within the Los Angeles metropolitan area and is currently 92.0% leased.

The Village at Novato

In July 2012, ROIC acquired The Village at Novato for $10.5 million. The shopping center is approximately 20,000 square feet and is anchored by Trader Joe's. The property is located in Novato, California, within the San Francisco metropolitan area and is currently 91.0% leased. Included in the acquisition is an adjacent parcel entitled for an additional 55,000 square feet of retail space, which ROIC intends to develop.

Wilsonville Old Town Square

In August 2012, ROIC acquired the remaining interest in Wilsonville Old Town Square from its joint venture development partner for $1.6 million. Additionally, ROIC repaid an existing $13.3 million construction loan securing the property.  The property is a newly developed 200,000 square foot shopping center and is anchored by Kroger (Fred Meyer) (NAP). The property is located in Wilsonville, Oregon, within the Portland metropolitan area and is currently 91.4% leased.

Glendora Shopping Center

In August 2012, ROIC acquired Glendora Shopping Center for $14.9 million. The shopping center is approximately 107,000 square feet and is anchored by Albertson's. The property is located in Glendora, California, within the Los Angeles metropolitan area and is currently 92.0% leased.

CASH DIVIDEND

On May 30, 2012, ROIC distributed a $0.13 per share cash dividend. On July 31, 2012, the Company's board of directors declared a cash dividend on its common stock of $0.14 per share, payable on August 31, 2012 to holders of record on August 14, 2012. The $0.14 per share dividend represents a 7.7% increase over ROIC's previous cash dividend.

CORPORATE HEADQUARTERS RELOCATION & MANAGEMENT CHANGE

During the second half of 2012, ROIC will move its corporate headquarters from White Plains, New York, to San Diego, California. Additionally, John Roche, ROIC's Chief Financial Officer, has elected not to remain with ROIC once the transition to the West coast has been completed.

Tanz commented, "When ROIC commenced operations as a shopping center REIT in October 2009, our stated target markets for acquiring shopping centers were the West and East coasts. Notwithstanding giving careful consideration to numerous investment opportunities on both coasts, to date our acquisition activity has been focused on the West coast, where we believe we have been one of the most active acquirers and have become one of the largest owners of neighborhood and community shopping centers over the past three years.   In order to operate efficiently, we will be combining corporate functions with property management and leasing functions in San Diego." Tanz further stated, "Once the relocation is complete, John Roche will step down as Chief Financial Officer. John's leadership and invaluable contribution has been instrumental to ROIC's growth over the past three years. The Company will soon commence conducting an executive search. In the meantime, John will continue to serve as ROIC's Chief Financial Officer."

2012 FFO GUIDANCE

The Company maintains its FFO guidance for 2012 of $0.68 to $0.78 per diluted share and net income within the range of $0.08 to $0.14 per diluted share. The Company's guidance takes into account anticipated costs associated with the relocation of the Company's headquarters to San Diego, California, expected to be between $3.0 and $3.3 million and recognized during the third and fourth quarters of 2012.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on August 2, 2012 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 95816513. A live webcast will also be available in listen-only mode at http://www.roicreit.com/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on August 2, 2012 and will be available until 11:59 p.m. Eastern Time on August 8, 2012. To access the conference call recording, dial (855) 859-2056 (domestic), or (404) 537-3406 (international) and use the Conference ID: 95816513. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated, self-managed real estate investment trust.  The Company specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores.  At June 30, 2012, ROIC's property portfolio included 38 shopping centers encompassing approximately 4.1 million square feet. Additional information is available at www.roicreit.net.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP. Consolidated Balance Sheet

	June 30, 2012 (unaudited)	December 31, 2011
ASSETS
Real Estate Investments:
Land	$ 193,681,739	$ 167,191,883
Building and improvements	488,428,838	413,640,527
	682,110,577	580,832,410
Less: accumulated depreciation	22,637,509	14,451,032
	659,473,068	566,381,378
Mortgage notes receivable	10,000,000	10,000,000
Investment in and advances to unconsolidated joint ventures	26,710,123	26,242,514
Real Estate Investments, net	696,183,191	602,623,892
Cash and cash equivalents	10,154,000	34,317,588
Restricted cash	1,720,365	1,230,808
Tenant and other receivables	9,414,203	6,895,806
Deposits	1,850,000	500,000
Acquired lease intangible asset, net of accumulated amortization	34,059,314	32,024,153
Prepaid expenses	871,042	672,679
Deferred charges, net of accumulated amortization	15,623,436	15,342,132
Other	854,728	825,569
Total assets	$ 770,730,279	$ 694,432,627

LIABILITIES AND EQUITY
Liabilities:
Term loan	$ 110,000,000	$ 110,000,000
Credit facility	64,000,000	—
Mortgage notes payable	60,882,078	59,905,964
Acquired lease intangibles liability, net of accumulated amortization	51,854,000	46,700,620
Accounts payable and accrued expenses	4,655,851	7,475,283
Tenants' security deposits	1,787,320	1,552,630
Other liabilities	23,295,800	18,309,076
Total liabilities	316,475,049	243,943,573
Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 50,639,453 and 49,375,738 shares issued and outstanding at June 30, 2012 and December 31, 2011	5,066	4,938
Additional paid-in-capital	498,472,541	484,194,434
Accumulated deficit	(26,615,522)	(19,617,877)
Accumulated other comprehensive loss	(17,609,244)	(14,094,830)
Total Retail Opportunity Investments Corp. stockholders' equity	454,252,841	450,486,665
Noncontrolling interests	2,389	2,389
Total equity	454,255,230	450,489,054
Total liabilities and equity	$ 770,730,279	$ 694,432,627

RETAIL OPPORTUNITY INVESTMENTS CORP. Consolidated Statement of Operations (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues
Base rents	$ 14,196,622	$ 8,789,875	$ 27,538,042	$ 15,971,069
Recoveries from tenants	3,412,322	2,384,541	6,516,364	4,289,760
Mortgage interest	509,428	319,500	711,650	1,274,008
Total revenues	18,118,372	11,493,916	34,766,056	21,534,837

Operating expenses
Property operating	3,282,120	1,992,722	6,251,468	3,088,246
Property taxes	1,734,562	1,250,074	3,333,721	2,302,467
Depreciation and amortization	7,017,542	4,519,397	13,667,360	8,771,196
General & Administrative Expenses	2,596,688	2,437,421	5,016,526	4,826,123
Acquisition transaction costs	630,371	253,568	753,214	428,683
Total operating expenses	15,261,283	10,453,182	29,022,289	19,416,715

Operating income	2,857,089	1,040,734	5,743,767	2,118,122
Non-operating income (expenses)
Interest expense and other finance expenses	(2,757,108)	(1,077,444)	(5,050,856)	(1,993,346)
Gain on bargain purchase	3,864,145	—	3,864,145	5,761,854
Equity in earnings from unconsolidated joint ventures	459,491	734,234	983,820	977,513
Interest Income	1,135	247	11,280	13,717
Net Income Attributable to Retail Opportunity Investments Corp.	$ 4,424,752	$ 697,771	$ 5,552,156	$ 6,877,860
Basic and diluted per share:	$ 0.09	$ 0.02	$ 0.11	$ 0.16
Dividends per common share	$ 0.13	$ 0.09	$ 0.25	$ 0.17

CALCULATION OF FUNDS FROM OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Net income (Loss) for period	$ 4,424,752	$ 697,771	$ 5,552,156	$ 6,877,860
Plus: Real property depreciation	3,576,680	1,986,141	6,783,268	3,789,605
Amortization of tenant improvements and allowances	1,065,949	624,648	2,154,749	1,190,511
Amortization of deferred leasing costs	2,980,885	2,368,151	5,941,580	4,689,974
Funds from (used in) operations	$ 12,048,266	$ 5,676,711	$ 20,431,753	$ 16,547,950

Plus: Acquisition transaction costs	630,371	253,568	753,214	428,683
Modified funds from operations	$ 12,678,637	$ 5,930,279	$ 21,184,967	$ 16,976,633
Net Cash Provided by (Used in):

Operating Activities	$ 5,766,330	$ 2,517,103	$ 9,880,437	$ 6,553,134
Investing Activities	$ (52,144,069)	$ (6,995,507)	$ (90,947,198)	$ (93,470,221)
Financing Activities	$ 45,792,752	$ 8,042,819	$ 56,903,173	$ 17,509,185

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months ended June 30, 2012 and 2011, ROIC expensed $630,371 and $253,568 respectively relating to real estate acquisitions. For the six months ended June 30, 2012 and 2011, ROIC expensed $753,214 and $428,683, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three and six months ended June 30, 2012 and 2011.

CONTACT: Liz Coughlin, Investor Relations
         914-620-2702
         lcoughlin@roireit.net